SUPPLEMENTAL SETTLEMENT AGREEMENT

      This Supplemental Settlement Agreement is entered into as of May 25, 2005, by and among the United States Environmental Protection Agency (the "U.S. EPA"), the Connecticut Department of Environmental Protection (the "Conn. DEP"), and FMC Corporation ("FMC") (collectively, the "Environmental Creditors"), the Legal Representative for Future Claimants (the "Legal Representative"), and the Raytech Corporation Asbestos Personal Injury Settlement Trust (the "PI Trust").

      WHEREAS, the Environmental Creditors have asserted claims against Raymark Industries, Inc. and Raymark Corporation (collectively, "Raymark") and Raytech Corporation ("Raytech") for liability under federal and state environmental laws; and

      WHEREAS, Raymark and Raytech filed petitions under Chapter 11 of the Bankruptcy Code, all of which cases were ultimately consolidated in the United States Bankruptcy Court for the District of Connecticut; and

      WHEREAS, an Official Committee of Unsecured Creditors (the "Committee") and the Legal Representative, representing the interests of all present and future holders (the "PI Creditors") of unsecured claims for death, bodily injury or other personal damages caused, directly or indirectly, by exposure to asbestos-containing products for which Raymark or Raytech have legal liability, were appointed in the Raytech bankruptcy case; and

      WHEREAS, on or about October 15, 1998, Laureen M. Ryan was appointed as trustee in the Raymark bankruptcy cases; and

      WHEREAS, on August 31, 2000, the bankruptcy court approved Raytech's Second Amended Plan of Reorganization (the "Raytech Plan"), which Plan became effective on April 18, 2001; and

      WHEREAS, the Raytech Plan provided for the formation of the PI Trust and the assumption by the PI Trust of all liabilities of Raytech, and its predecessors and successors in interest, in actions involving personal injury or death claims caused by exposure to asbestos-containing products for which Raymark or its predecessors and affiliates have legal liability; and

      WHEREAS, the Raytech Plan also provided for the distribution of stock of reorganized Raytech to the Environmental Creditors in satisfaction of their claims against Raytech; and

      WHEREAS, the Raytech Plan also incorporated an agreement (the "2000 Agreement") among the Environmental Creditors, the Committee, and the Legal Representative, which set forth an agreement between the parties as to the division of some of the assets of the estates of Raymark and Raytech, but not including the proceeds of liability insurance; and

      WHEREAS, pursuant to the Raytech Plan, Raytech issued shares of stock in reorganized Raytech to the Environmental Creditors on April 19, 2001; and

      WHEREAS, in October 2001, the Environmental Creditors, the Committee, and the Legal Representative entered into a further agreement (the "2001 Agreement"), which set forth an agreement between the parties as to the assignment by the Environmental Creditors of their interest in certain assets of Raytech and the of estates of Raymark and Universal Friction Composites, the division of the proceeds of Raymark liability insurance and the future transfer by the Environmental Creditors of their Raytech stock to the PI Trust; and

      WHEREAS, the Raymark estates appear to have settled all liability insurance claims by them against their liability insurance carriers, with the exception of ongoing litigation relating to National Union / American Home (the "NU/AH Litigation"); and

      WHEREAS, the Committee was dissolved on or about December 21, 2004, and the Legal Representative and the PI Trust now represent the interests of the PI Creditors formerly represented by the Committee and the Legal Representative; and

      WHEREAS, the Environmental Creditors and the PI Trust wish to consummate some of the transactions contemplated by the 2001 Agreement, without waiting until such time as a plan is confirmed in the Raymark bankruptcies;

      NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the parties hereto agree as follows:

      1. The PI Trust will pay the Environmental Creditors the aggregate amount of $9,457,776 in cash, which, together with the Environmental Creditors' rights to recovery as described in paragraphs 1, 4 and 9 of the 2001 Agreement, and in paragraphs 3 and 4 below, represents the consideration for the Environmental Creditors' assignment to the PI Trust of assets and proceeds from the Raymark and Universal Friction Composites estates as described in paragraph 2 of the 2001 Agreement, for the Environmental Creditors' assignment to the PI Trust of rights to recovery on the Federal insurance claim as described in paragraph 5 of the 2001 Agreement, for the Environmental Creditors' assignment to the PI Trust of their rights in Raytech tax benefits as described in paragraph 10 of the 2001 Agreement, and for the Environmental Creditors' transfer to the PI Trust of 3,228,888 shares of common stock of Raytech (the "Shares") as follows: 2,300,868 shares from the U.S. EPA; 231,720 shares from the Conn. DEP; and 696,300 shares from FMC (the "Transaction"). The Environmental Creditors hereby represent that the Shares are all of the shares of capital stock of Raytech acquired by any of them pursuant to the Raytech Plan. The closing of the Transaction (the "Closing") shall take place at 10:00 a.m. at the offices of Raytech Corporation, Four Corporate Drive, Shelton, CT 06484 on July 15, 2005, or such other time, place, and date as the parties hereto may mutually agree, but no later than 30 days following the satisfaction of the Closing Conditions in paragraph 2 hereof. At the Closing, the Conn. DEP and FMC shall deliver, or will have previously delivered, to the PI Trust (a) the certificates representing their Shares accompanied by duly endorsed stock powers executed in blank, and (b) such other documents reasonably required by the PI Trust and agreed to by the Environmental Creditors as necessary to close the Transaction. The U.S. EPA shall deliver the certificates representing their Shares in accordance with Schedule A, attached hereto. At the Closing, the PI Trust shall pay the aggregate amount of $9,457,776 to the Environmental Creditors in the following respective amounts in accordance with the instructions on Schedule A, attached hereto: $6,739,500 to the U.S. EPA; $678,736 to the Conn. DEP; and $2,039,540 to FMC. Upon such payment, (i) all right, title, and interest in the Shares, free and clear of any liens, claims or encumbrances of any kind, shall be transferred to the PI Trust and (ii) the Environmental Creditors shall acknowledge they have no further rights to any of the shares or capital stock of Raytech or to any of the assets, proceeds or rights assigned pursuant to paragraphs 2, 5, and 10 of the 2001 Agreement; provided, however, that such acknowledgement shall not affect the Environmental Creditors' rights of recovery as described in paragraphs 1, 4 and 9 of the 2001 Agreement, and in paragraphs 3 and 4, below.

      2. The PI Trust's obligation to consummate the Transaction shall be conditioned on the satisfaction of either:

            (I) (A) The PI Trust shall have received notice from the Securities and Exchange Commission (the "SEC") indicating that it does not intend to undertake a review of the Schedule 13E-3 Transaction Statement (the "Schedule 13E-3") filed in connection with the acquisition of the Shares; or

                  (B) The PI Trust shall have resolved all comments received from the SEC pursuant to any SEC review of the Schedule 13E-3; and

                  (C) The PI Trust shall have satisfied its disclosure
            obligations within the time periods specified under Rule 13e-3(e) and (f) of the Securities Exchange Act of 1934, as amended ("the Act"); or

            (II) The PI Trust shall have withdrawn the Schedule 13E-3 and abandoned any plans for a Raytech "going private transaction" (as defined in the Act).

            The Environmental Creditors' obligation to consummate the Transaction shall be conditioned upon final approval by the United States Bankruptcy Court for the District of Connecticut of a motion compromising the Environmental Creditors' claims against the Raymark estates, which motion shall reference and incorporate this Agreement and the 2001 Agreement. Such approval shall not be deemed final until all appeals from any such motion shall have been resolved or until all appeal periods have run, whichever first occurs.

      3. Upon completion of the Closing pursuant to paragraph 1 hereof, the contingent payments contemplated by paragraph 9 of the 2001 Agreement shall not be required; provided, however, that should the Environmental Creditors' 40% share of the net proceeds of the recovery of claims against Raymark's former insurance carriers, as described and calculated pursuant to the 2001 Agreement, exceed $11,475,000, then the PI Trust shall pay over to the Environmental Creditors such excess upon receipt thereof. The calculation of the Environmental Creditors'

40% share shall occur after the conclusion of the NU/AH Litigation and after the final accounting of the Raymark bankruptcy estates.

      4. Nothing in this Agreement, the 2001 Agreement, or the 2000 Agreement, shall prevent the Environmental Creditors from recovering from the Raymark estates the proceeds of the Allstate/Northbrook insurance, net of the costs incurred by the Raymark estates to create that fund.

      5. The Environmental Creditors agree not to oppose any plan of reorganization proposed by the PI Trust or the Legal Representative in the Raymark bankruptcies that is consistent with this Agreement, the 2001 Agreement, and the 2000 Agreement.

      6. This Agreement is intended to modify paragraphs 8 and 9 of the 2001 Agreement. To the extent this Agreement and the 2001 Agreement do not agree, the terms of this Agreement control.

      7. This Agreement shall be governed by and construed under the laws of the State of Delaware.

      8. This Agreement, to the extent it modifies and accelerates the 2000 and 2001 Agreements, constitutes the entire understanding among the parties concerning the subject matter hereof and may not be modified or amended except by a writing signed by all parties to this Agreement.

      9. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same legal effect as original signatures.

      IN WITNESS WHEREOF, the parties have executed this Agreement as indicated below.


/s/ Richard A. Lippe
------------------------------
Richard A. Lippe
Meltzer Lippe
190 Willis Avenue
Mineola, NY  11501
Managing Trustee
Raytech Corporation Asbestos Personal Injury Trust

/s/ Robert F. Carter
------------------------------
Robert F. Carter
Carter & Civitello
One Bradley Road, Suite 301
Woodbridge, CT 06525
Legal Representative for Future Claimants


/s/ Henry S. Friedman
------------------------------
Henry S. Friedman
Senior Attorney
Environmental Enforcement Section
U.S. Department of Justice
P.O. Box 7611
Washington, D.C. 20044
Counsel to the United States
Environmental Protection Agency


/s/ Ann M. Nevins
------------------------------
Ann M. Nevins
Assistant United States Attorney
District of Connecticut
915 Lafayette Boulevard
Bridgeport, CT 06604
Counsel to the United States
Environmental Protection Agency


/s/ Krista E. Trousdale
------------------------------
Krista E. Trousdale
Assistant Attorney General
55 Elm Street
Hartford, CT 06106
Counsel to the Connecticut
Department of Environmental Protection

/s/ Carol L. Press
-------------------------------
Carol L. Press, Esq.
Eckert Seamans Cherrin & Mellott, LLP
1515 Market Street, 9th Floor
Philadelphia, PA 19102
Counsel to FMC Corporation

                                   Schedule A

                   Payment Instructions and Escrow Agreement

(This Schedule is attached to that Supplemental Settlement Agreement dated May 25, 2005 by and among the United States Environmental Protection Agency (the "U.S. EPA"), the Connecticut Department of Environmental Protection (the"Cont. DEP"), and FMC Corporation ("FMC") (collectively, the "Environmental Creditors"), the Legal Representative for Future Claimants (the "Legal
Representative"), and the Raytech Corporation Asbestos Personal Injury Settlement Trust (the "PI Trust").)

      Payment of the $9,457,776 (the "Aggregate Payment") pursuant to paragraph 1 of the foregoing Agreement shall be made in accordance with the following:

      1.    To the U.S. EPA:

      A. At the Closing, the PI Trust shall deliver $6,739,500 (the "US Payment") in cash or cash equivalent to the law firm of Carter & Civitello, (the "Escrow Agent") as escrow agent for the PI Trust and United States, which arm represents the portion of the Aggregate Payment due to the United States. By executing this Schedule A, the Escrow Agent agrees that it shall hold the US Payment in its trustee account, or in a segregated account, for a period of ten (10) business days or until it receives written instructions from the PI Trust and the United States Attorney's Office directing the final transfer of the funds to the United States, whichever is earlier. If the Escrow Agent does not receive such written instructions directing the final transfer of the funds to the United States within ten (10) business days after the Closing, the Escrow Agent hereby agrees that it shall transfer the US Payment to the Clerk of the United States Bankruptcy Court for the District of Connecticut, so that the parties may be commence an interpleader action to determine the disposition of the US Payment.

      B. Upon receipt of written confirmation satisfactory to the PI Trust that the ownership of the 2,300,868 shares of Raytech stock currently owned by the United States has been transferred on the books and records of Raytech, as maintained by Raytech's transfer agent, to the PI Trust, the PI Trust shall execute written instructions to the Escrow Agent directing that the US Payment be transferred to the United States. Payment to the United States shall be made by Fedwire Electronic Funds Transfer to the Department of Justice account in accordance with current electronic funds transfer procedures. Payment shall be made in accordance with instructions provided, upon request, to the PI Trust, by the Financial Litigation Unit of the United States Attorney's Office for the District of Connecticut. The United States represents, and the PI Trust acknowledges, that Merrill Lynch will execute the transfer of shares from the United States to the registered transfer agent for Raytech, on behalf of the United

            States. Accordingly, written verification from Merrill Lynch that the transfer is complete will be deemed by the PI Trust to be satisfactory confirmation that the ownership of the 2,300,868 shares of Raytech stock currently owned by the United States has been transferred on the books and records of Raytech, as maintained by Raytech's transfer agent, to the PI Trust.

      C.    The US Payment shall be divided by the United States as follows:

            (i). $5,443,189.87 to EPA Region I on account of its claims with respect to the Raymark Superfund Site (EPA Site number 01H3) .This amount will either be: (a) deposited in the Raymark Industries, Inc. Superfund Site Special Account within the EPA Hazardous Substance Superfund to be retained and used to conduct or finance response actions at or in connection with the Raymark Industries, Inc. Superfund Site, or to be transferred by EPA to the EPA Hazardous Substance Superfund; or (b) be deposited into the EPA Hazardous Substance Superfund;

            (ii). $859,106.27 to EPA Region III on account of its claims with respect to the Avtex Fibers Superfund Site (EPA Site number
                    03D1). This amount will be deposited in the Avtex Fibers Superfund Site Special Account within the EPA Hazardous Substance Superfund to be retained and used to conduct or finance response actions at or in connection with the Avtex Fibers Superfund Site, or to be transferred by EPA to the EPA Hazardous Substance Superfund; and

            (iii). $437,203.86 to the Department of Interior (ALC 14010001) and the National Oceanographic and Atmospheric Administration on account of their Natural Resources Damage Claims; with respect to the Raymark Industries, Inc. Superfund Site divided as follows: $15,000 to DOI (DOI NRDAR Account Number 14X5198) for its Site assessment costs; and $422,203.86 to DOI and NOAA to be placed in the DOI NRDAR Account (DOI NRDAR Account Number 14X5198) and jointly administered for Site restoration.

      II.   To the Conn. DEP:

      A certified or cashier's check in the amount of Six Hundred and Seventy-Eight Thousand, Seven Hundred and Thirty-Six Dollars ($678,736) payable to "Treasurer, State of Connecticut delivered to Assistant Attorney General Krista E. Trousdale for the State of Connecticut.

      III.  To FMC:

      A certified or cashier's check in the amount of Two Million, Thirty-Nine Thousand, Five Hundred and Forty Dollars ($2,039,540) payable to "FMC Corporation" delivered to Eckert Seamans Cherrin & Mellott, LLP, Attention:
Carol L. Press, Esq.

ACKNOWLEDGED AND AGREED TO BY:

/s/ Richard A. Lippe
------------------------------
Richard A. Lippe
Meltzer Lippe
190 Willis Avenue
Mineola, NY 11501
Managing Trustee
Raytech Corporation Asbestos Personal Injury Trust

/s/ Robert F. Carter
------------------------------
Robert F. Carter
Carter & Civitello
One Bradley Road, Suite 301
Woodbridge, CT 06525
Legal Representative for Future Claimants

/s/ Henry S. Friedman
------------------------------
Henry S. Friedman
Senior Attorney
Environmental Enforcement Section
U.S. Department of Justice
P.O. Box 7611
Washington, D.C. 20044

Counsel to the United States
Environmental Protection Agency

/s/ Ann M. Nevins
--------------------------------
Ann M. Nevins
Assistant United States Attorney
District of Connecticut
915 Lafayette Boulevard
Bridgeport, CT 06604
Counsel to the United States
Environmental Protection Agency

/s/ Krista E. Trousdale
--------------------------------
Krista E. Trousdale
Assistant Attorney General
55 Elm Street
Hartford, CT 06106
Counsel to the Connecticut
Department of Environmental Protection

/s/ Carol L. Press
--------------------------------
Carol L. Press, Esq.
Eckert Seamans Cherrin & Mellott, LLP
1515 Market Street, 9th Floor
Philadelphia, PA 19102
Counsel to FMC Corporation